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                                                                    EXHIBIT 23.3


                     CONSENT OF LANE GORMAN TRUBITT, L.L.P.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, with respect to the financial statements of MultiMedia Marketing, Inc. d/b/a m3 The Healthcare Learning Company included in the Registration Statement (Form S-1 No. 333-8839) of HealthStream, Inc. for the registration of its common stock.


                                             /s/ Lane Gorman Trubitt, L.L.P.
Dallas, Texas
March 27, 2000